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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           INTERPACKET NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              95-4542908
(State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)


1901 MAIN STREET, 2ND FLOOR, SANTA MONICA, CALIFORNIA         90405
      (Address of principal executive offices)             (Zip Code)

                             ----------------------

         Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                       Name of each exchange on which
  to be so registered                       each class is to be registered
        NONE                                            N/A

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

/ /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

/X/

     Securities Act registration statement file number to which this form relates: 333-30762 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                             COMMON STOCK, PAR VALUE
                                 $.001 PER SHARE
                     -------------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by Item 202 of Regulation S-K is provided under the heading "DESCRIPTION OF CAPITAL STOCK" in Registrant's Registration Statement on Form S-1, No. 333-30762, as initially filed with the Securities and Exchange Commission on February 18, 2000, as amended on February 22, 2000 and as the same may be subsequently amended (the "Registration Statement on Form S-1") is hereby incorporated by reference and made a part hereof.

ITEM 2. EXHIBITS.

     The following Exhibits are filed as part of this registration statement:

     1. Certificate of Incorporation of Registrant, as currently in effect, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1.

     2. Bylaws of Registrant, as currently in effect, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.

     3.   Specimen stock certificate for the common stock of Registrant.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     INTERPACKET NETWORKS, INC.

Dated: April 10, 2000                By: /s/ JONATHAN GANS
                                         --------------------
                                         Jonathan Gans
                                         Chief Executive Officer and President

                                       2.


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